As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333-33933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0985295
(State or other jurisdiction of	(IRS Employer
Incorporation)	Identification No.)

1943 North 50th Street

Birmingham, Alabama 35212

(205) 592-0011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall C. Shealy

Senior Vice President and Chief Financial Officer 1943 North 50th Street

Birmingham, Alabama 35212

(205) 592-0011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Stegemoeller

Latham & Watkins LLP

355 S. Grand Ave.

Los Angeles, California 90071

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-33933) of Alabama Aircraft Industries, Inc. (successor issuer to Precision Standard, Inc.) (the “Company”), which was initially filed with the Securities and Exchange Commission on August 20, 1997, and became effective on December 31, 1997 (the “Registration Statement”). The Registration Statement registered the sale on a continuous or delayed basis of 5,215,753 shares of common stock by selling stockholders, as described in the Registration Statement (the “Registered Securities”). The Company is filing this Post-Effective Amendment to remove from registration all Registered Securities not heretofore distributed by the selling stockholders under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2009

ALABAMA AIRCRAFT INDUSTRIES, INC.

By:	/s/ RANDALL C. SHEALY
Randall C. Shealy Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Randall C. Shealy as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to the Registration Statement, and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated, on the 30th day of March, 2009.

Signature	Capacity	Date

/s/ MICHAEL E. TENNENBAUM Michael E. Tennenbaum	Chairman, Director	March 30, 2009

/s/ H.T. BOWLING H.T. Bowling	Vice Chairman, Director	March 30, 2009

/s/ RONALD A. ARAMINI Ronald A. Aramini	President, Chief Executive Officer and Director	March 30, 2009

/s/ THOMAS C. RICHARDS Thomas C. Richards	Director	March 30, 2009

/s/ RONALD W. YATES Ronald W. Yates	Director	March 30, 2009

/s/ ROBERT E. JOYAL Robert E. Joyal	Director	March 30, 2009

/s/ HUGH STEVEN WILSON Hugh Steven Wilson	Director	March 30, 2009

/s/ RANDALL C. SHEALY Randall C. Shealy	Senior Vice President and Chief Financial Officer	March 30, 2009